As filed with the Securities and Exchange Commission on February 18, 2000
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)

               Colorado                                       84-1202005
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                          360 - 22nd Street, Suite 210
                            Oakland, California 94612
               (Address of Principal Executive Offices) (Zip Code)

            ValueStar Corporation 1997 Stock Option Plan, as amended
              Non-Qualified Stock Option Agreement with James Stein
           Non-Qualified Stock Option Agreement with Joshua M. Felser
           Two Non-Qualified Stock Option Agreements with Robert Sick
                            (Full title of the Plans)

                                   James Stein
                      President and Chief Executive Officer
                              VALUESTAR CORPORATION
             360 - 22nd Street, Suite 210, Oakland, California 94612
                     (Name and address of agent for service)

                         Telephone Number (510) 808-1300
          (Telephone number, including area code, of agent for service)
                                    Copy to:
                               Donald Reinke, Esq.
                            Bay Venture Counsel, LLP
                        1999 Harrison Street, Suite 1300
                            Oakland, California 94612
                               -------------------

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================

  Title of Securities to          Amount to be           Proposed Maximum           Proposed Maximum               Amount of
       be Registered               Registered             Offering Price           Aggregate Offering           Registration Fee
                                                             per Share                   Price
---------------------------------------------------------------------------------------------------------------------------------
Shares subject to
outstanding stock options              474,423               $4.11(1)                  $1,949,897                    $517.77
under the 1997 Plan not
previously registered

Shares issuable under                  275,577               $6.50(2)                  $1,791,251                    $472.89
1997 Plan options
available for grant

Issued to three persons as             671,600               $4.79(1)                  $3,216,964                    $849.28
compensation
=================================================================================================================================

(1) Weighted average exercise price based on stock option exercise prices ranging from $2.00 to $7.00 per share.

(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration  fee on the basis of $6.50 per share  (which is the  average of the high and low prices of  Registrant's  Common
    Stock as reported on the OTC Bulletin Board on February15, 2000.
=================================================================================================================================

                                EXPLANATORY NOTE


                   This Registration Statement is being filed to register an additional 750,000 shares of the common stock par value $.00025 per share of ValueStar Corporation which have been reserved for issuance under the Company's 1997 Stock Option Plan, as amended; and four stock option agreements between the registrant and one director and two executive officers, under which 671,600 shares of Common Stock are available. A total of 500,000 shares of the Common Stock reserved under the Plan have previously been registered on a Registration Statement on Form S-8 (Registration No. 333-66191, filed on October 27, 1998).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Valuestar Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Form 10-KSB for the fiscal year ended June 30, 1999 as filed on September 23, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The  Registrant's  Form  10-QSB  for  the  quarterly  period  ended
December 31, 1999 as filed on February 9, 2000 pursuant to Section 13 of the Exchange Act.

         (c) The Registrant's Form 10-QSB for the quarterly period ended September 30, 1999 as filed on November 12, 1999 pursuant to Section 13 of the Exchange Act.

         (d) The Registrant's Form 8-K for the quarterly period ended as filed on December 13, 1999 pursuant to Section 13 of the Exchange Act.

         (e) The description of Registrant's Common Stock contained in Item 8 of
Part I of the Registrant's Registration Statement on Form 10-SB filed with the Commission under the Exchange Act on May 29, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents  filed by the Registrant  pursuant to Sections 13 (a), 13
(c), 14 and 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Colorado law, the registrant's Articles of Incorporation provide that no director of the registrant shall be personally liable to the registrant or any shareholder thereof for monetary damages for breach of his fiduciary duty as a director, except liability (i) for any breach of a Director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 7-108-403 of the Colorado Business Corporation Act, as it now exists or may be amended, or
(iv) for any transaction from which the Director derives an improper personal benefit.

         As permitted by Colorado law, the registrant's Articles of Incorporation also provide that the registrant will indemnify its officers, directors, employees and agents against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of the registrant as long as, in any such action, they acted in good faith and in his or her official capacity acted in a manner reasonably believed to be in the best interests of the registrant or in all other cases his or her conduct was not opposed to the registrant's best interests. However no indemnification shall be made if a person is adjudged to be liable for negligence or misconduct in the performance of his duty to the registrant. The registrant may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if the registrant is so entitled.
Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.
                  The following  exhibits are filed as part of this Registration
Statement:

         Exhibit Number     Description
         --------------     -----------
              5.*           Opinion of Bay Venture Counsel LLP.

             10.1 Second Amendment to 1997 Stock Option Plan dated August 31, 1999 and approved by the registrant's shareholders on November 19, 1999 (filed as Exhibit
                            10.8.3 to the registrant's quarterly report on Form 10QSB as filed on February 9, 2000, and incorporated by reference herein).

             10.2 Non-Qualified Stock Option Agreement dated as of September 29, 1999 between the registrant and James Stein (filed as Exhibit 10.16 to the registrant's quarterly report on Form 10QSB as filed on February 9, 2000, and incorporated by reference herein).

             10.3 Non-Qualified Stock Option Agreement dated as of November 6, 1999 between the registrant and Joshua
                            M. Felser (filed as Exhibit 10.17 to the registrant's quarterly report on Form 10QSB as filed on February 9, 2000, and incorporated by reference herein).

             10.4* Non-Qualified Stock Option Agreement dated as of January 28, 2000 between the registrant and Robert Sick.

             10.5* Non-Qualified Stock Option Agreement dated as of January 28, 2000 between the registrant and Robert Sick.

             23.1 Consent of Bay Venture Counsel LLP (contained in opinion filed as Exhibit 5).

             23.2*          Consent of Moss Adams LLP.

             24 Power of Attorney (set forth on the signature page of this Registration Statement).

             ------------------
             *filed herewith.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on February 18, 2000.

VALUESTAR CORPORATION,
a Colorado corporation



By:  /s/ James Stein
     James Stein
     President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James Stein as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                          Date
---------                                   -----                          ----

/s/ James Stein            President, Chief Executive Officer       February 18, 2000
James Stein            and Director (Principal Executive Officer)


/s/ Michael J. Kelly                   Controller                   February 18, 2000
Michael J. Kelly             (Principal Accounting Officer)


/s/ James A. Barnes         Treasurer, Secretary and Director       February 18, 2000
James A. Barnes               (Principal Financial Officer)


/s/ Jerry E. Polis                      Director                    February 18, 2000
Jerry E. Polis


/s/ Fritz T. Beesemyer                  Director                    February 18, 2000
Fritz T. Beesemyer


/s/ Joshua M. Felser                    Director                    February 18, 2000
Joshua M. Felser


/s/ Steve Ledger                        Director                    February 18, 2000
Steve Ledger

                                  EXHIBIT INDEX

         Exhibit Number     Description
         --------------     -----------
             5*             Opinion of Bay Venture Counsel LLP.

             10.1 Second Amendment to 1997 Stock Option Plan dated August 31, 1999 and approved by the registrant's shareholders on November 19, 1999 (filed as Exhibit
                            10.8.3 to the registrant's quarterly report on Form 10QSB as filed on February 9, 2000, and incorporated by reference herein).

             10.2 Non-Qualified Stock Option Agreement dated as of September 29, 1999 between the registrant and James Stein (filed as Exhibit 10.16 to the registrant's quarterly report on Form 10QSB as filed on February 9, 2000, and incorporated by reference herein).

             10.3 Non-Qualified Stock Option Agreement dated as of November 6, 1999 between the registrant and Joshua
                            M. Felser (filed as Exhibit 10.17 to the registrant's quarterly report on Form 10QSB as filed on February 9, 2000, and incorporated herein by reference).

             10.4* Non-Qualified Stock Option Agreement dated as of January 28, 2000 between the registrant and Robert Sick.

             10.5* Non-Qualified Stock Option Agreement dated as of January 28, 2000 between the registrant and Robert Sick.

             23.1 Consent of Bay Venture Counsel LLP (contained in opinion filed as Exhibit 5).

             23.2*          Consent of Moss Adams LLP.

             24 Power of Attorney (set forth on the signature page of this Registration Statement).

             ------------------
             *filed herewith.